SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                     -----------------------

                           FORM SB-2

                    REGISTRATION STATEMENT

                UNDER THE SECURITIES ACT OF 1933
                    -------------------------

                    CLOCKWORKS DIGITAL, INC.
          (Name of small business issuer in its charter)

       Nevada                           7380
(State of Incorporation)            (Primary Standard Industrial
                                     Classification Code)


                      86-0992536
          (I.R.S. Employer Identification Number)

                        P.O. Box 6154
                Scottsdale, Arizona 85261-6154
                   (602) 424-6842 (PHONE)
                   (480) 991-8551 (FAX)

   (Address and telephone number of principal executive offices)
                    -------------------------
                         P.O. Box 6154
                Scottsdale, Arizona 85261-6154

                  (602) 424-6842 (PHONE)
                   (480) 991-8551 (FAX)

(Address of principal place of business or intended principal place of business)
                    -------------------------

                         KENNETH G. EADE
                         Attorney at Law
                    827 State Street, Suite 12
                     Santa Barbara, CA 93101
                      (805)560-9828 (PHONE)
                   (805) 560-3608 (TELECOPY)

  (Name, address and telephone number of agent for service)
                    -------------------------

                          COPIES TO:

                       KENNETH G. EADE
                       Attorney at Law
                  827 State Street, Suite 12
                   Santa Barbara, CA 93101
                    (805)560-9828 (PHONE)
                  (805) 560-3608 (TELECOPY)
                    -------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. /      /
                    -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  /      /
                                                        --------
If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box: /      /
                                       -------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL

THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-----------------------------------------------------------------
-----------------------------------------------------------------

                            CALCULATION OF REGISTRATION FEE

<F>
TITLE OF EACH             DOLLAR              PROPOSED      PROPOSED        AMOUNT OF
CLASS OF SECURITIES       AMOUNT TO MAXIMUM   AGGREGATE     MAX. AGGREGATE  REGISTRATION
FEE

Common Stock, .001 par    $50,000              $.25          $50,000        $ 13.20

Total                     $50,000              $.25          $50,000        $ 13.20




INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION
STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO
THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT
CONSTITUTE AN OFFER TO SELL OR THE  SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY
SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE
UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
STATE.



[CAPTION]
                            Prospectus

                         CLOCKWORKS DIGITAL, INC.

                   200,000 SHARES OF COMMON STOCK

Up to 200,000 shares of Common Stock offered are being sold by Clockworks Digital, Inc., at $.25 per share. There is no minimum purchase requirement and no escrow, and the proceeds may be used by Clockworks in its discretion. There is no established public market for Clockworks's common stock, and the offering price has been arbitrarily determined. Clockworks' Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that Clockworks' common stock will ever be quoted on any quotation service or that any market for Clockworks' stock will ever develop. Clockworks is a development stage company, which plans to engage in the business of audio, video and graphics design and production, with no assets or revenue. This offering is self-underwritten. Shares will be sold by Clockworks' sole officer and Director, without the use of an underwriter. This offering will terminate on January 31, 2002.

                   ------------------------

The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 3 of this prospectus.

                   ------------------------
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        Price            Underwriting            Proceeds
        To               Discounts and           To
        Public           Commissions (2)         Company (1)
        ------           ---------------         ----------
Per Share $.25            $   0                   $ .25

Total $50,000             $   0                   $50,000

(1) Before deducting expenses payable by Clockworks, estimated at approximately $5,500. This offering is self-underwritten, so Clockworks is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 200,000 common shares. There is no minimum contingency, and the proceeds may be used in Clockworks' discretion.

(2)The shares of Common Stock are being offered by Clockworks through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by Clockworks and subject to the approval of certain legal matters by counsel and certain other conditions. Clockworks reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

               _________________, 2001


[CAPTION]

                     TABLE OF CONTENTS
                                                      PAGE
                                                    ---------

Prospectus Summary..............................         1
Risk Factors....................................         3
     We have no operating history and may not be
     Successful in facing early stage challenges         3
     We need to raise at least $10,000 in order to
     operate for the next twelve months...........       4
     We may need additional capital to fund our
     expected needs for working capital and capital
     expenditures.................................       4
     We depend on our sole officer who comprises the
     entire management team at the present time......    5
     We do not have an encrypted link for credit
     card sales......................................    6
     Clockworks has complete discretion in spending
     the proceeds of this offering...................    6
     Terms of offering-no escrow...................     10
     Related party transactions and possible
     conflicts of interest......................        10
Use of Proceeds.................................        12
Dividend Policy.................................        13
Price Range of Securities.......................        13
Capitalization..................................        13
Dilution........................................        14
Selected Financial Data.........................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        14
Business........................................        17
Management......................................        27
Certain Transactions............................        29
Principal Stockholders..........................        30
Description of Securities.......................        30
Shares Eligible for Future Sale.................        32
Plan of Distribution............................        33
Legal Matters...................................        34
Experts.........................................        34
Index to Financial Statements...................        35

                   ------------------------


                      PROSPECTUS SUMMARY

                     CORPORATE BACKGROUND

Clockworks was organized on July 12, 1999, and has not yet commenced operations. We have not generated any revenue and are still a development stage corporation. Clockworks' plan of operations is to engage in the business of audio, video and graphics design and production, primarily in the digital format. We have no assets and have generated no revenue to date.
In order to satisfy its cash needs for the next 12 months, Clockworks will need to raise additional capital beyond that which is raised in this offering, and there can be no assurance that it will be successful in raising this additional capital. There can be no certainty that Clockworks will be able to operate profitably. There can be no assurance that Clockworks' common stock will ever develop a market.


                          THE OFFERING

Common Stock Offered..................... Up to 200,000 shares

Common Stock Outstanding after the
  Offering............................... 700,000 shares(1)

Use of Proceeds.......................... Working capital

Symbol................................... None

Risk Factors........................  The shares of Common stock offered involve a
                                      high degree of risk and
                                      immediate substantial
                                      dilution. See"Risk Factors"

Term of offering...................  Until January 31, 2002

               -------------------------------------
(1) Figures are based on the current outstanding shares of 500,000.
                   SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to September 30, 2000 and the consolidated balance sheet data at September 30, 2000 come from Clockworks' audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to September 30, 2000 come from Clockworks' audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that Clockworks considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.


[CAPTION]
BALANCE SHEET DATA:
                                       September 30, 2000
                                        -----------------
Assets: .............................      $   500
                                             =======

Liabilities .........................      $   --
                                             -------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 500,000 shares at September 30,
    2000 ...........................           500
  Paid-In Capital ..................            --
  Retained Deficit .................         ( 500)

                                             -------
     Total Stockholders' Equity .......    $ 1,000
                                             -------
      Total Liabilities and
       Stockholders' Equity .............  $ 1,000
                                             =======

[CAPTION]
STATEMENT OF OPERATIONS DATA:


                                Current              Cumulative
                                Period                Since
                            September 30, 2000        inception
                             ----------------        ---------

Revenues:                      $     --            $   --
General and administrative
 Expenses:                           --               500
                             ----------------        -----

     Net Loss                 $    (500)           $ (500)
                             ----------------        -----
Loss per share                $    (500)           $ (500)
                             ================       =====

    -------------------------------------------------------

                          RISK FACTORS

Prospective Investors in the Shares offered should carefully consider the following risk factors, in addition to the other information appearing in this prospectus.

We have no operating history and may not be successful in facing early stage challenges.

Clockworks is a development stage company with no operating history. This makes it difficult to evaluate its future performance and prospects. Clockworks' prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, Clockworks has incurred losses.

Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and expanding our online presence and capabilities. To implement our business plan, we must increase our marketing initiatives, identify and enter into additional strategic relationships and incorporate rapid technological advances.

We have incurred a net loss of pre-operating expenses since inception and expect to incur net losses for the foreseeable future.

We have incurred a net loss since inception and expect these losses to continue into the foreseeable future. This may have a negative effect on the market for our stock, if such a market ever develops.

We need to raise at least $10,000 in order to operate for the next twelve months.

If we are unsuccessful in raising at least $10,000 from this offering for our operations during the next twelve months, we will be unable to pay our minimum operating expenses, and, unless we have financial contributions from our principal, we will be forced to temporarily or permanently cease our operations, or to delay commencement of operations.

We may need additional capital to fund our expected needs for working capital and capital expenditures.

We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. We may need to raise additional funds prior to the end of this period. We cannot accomplish the goals in our business plan without raising substantial additional capital, and we expect to attempt to sell additional shares though private placements in the next 12 months. We cannot be certain that additional financing will be available to us when required on favorable terms or at all. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

                         USE OF PROCEEDS

The net proceeds to Clockworks from the sale of the shares of Common stock offered are estimated to be approximately $44,500 if all shares in this offering are sold. Clockworks intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:

Use                               Amount


Audio/Visual Equipment            10,500
Working capital                   34,500
                                 --------
Total:                           $44,500

The following table shows our's use of proceeds if 25%, 50%, 75%,
and/or 100% of the shares are sold.   Further, there can be no
assurance that any shares will be sold in this offering.

                        10%       25%        50%          75%
                        ---       -----    ------       -------

Audio/Visual Equipment 1,500      4,500     4,500        4,500
Working capital        3,000      6,625    17,750       28,875
                        ------    -----     -----      -------
Totals:                $4,450   $11,125   $22,250      $33,375

The allocation of the net proceeds of the Offering set forth above represents Clockworks' best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Clockworks' future revenues and expenditures. If any of these factors change, Clockworks may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                        DIVIDEND POLICY

Clockworks has never declared or paid cash dividends on its capital stock. Clockworks currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

                   PRICE RANGE OF SECURITIES

Clockworks' common stock is not listed or quoted at the present time, and there is no present public market for Clockworks' common stock. Clockworks has obtained a market maker who has agreed to file an application for Clockworks' securities to be quoted on NASD OTC Bulletin Board, upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that Clockworks' stock will be quoted on the Bulletin Board.

Thus, there can be no assurance that the NASD will accept
Clockworks' market maker's application on Form 211. Therefore, there can be no assurance that a public market for Clockworks' common stock will ever develop.

                        CAPITALIZATION

The following table sets forth the short-term debt and capitalization of Clockworks as of September 30, 2000. The table should be read in conjunction with the Consolidated Financial
Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

BALANCE SHEET DATA:
---------------------
                                                        9/30/2000
                                                          -------

Assets: ............................................      $   --
                                                          =======

Liabilities - Accounts Payable .....................      $   --

Stockholders' Equity:
  Common stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 500,000 shares at September 30,
    2000 ..................................                   500
  Paid-In Capital ..................................          --
  Retained Deficit .................................       ( 500)
                                                           ------
     Total Stockholders' Equity ....................         --
                                                           ------
      Total Liabilities and
       Stockholders' Equity ........................      $ 500
                                                           ======
DILUTION

Dilution is the difference between the purchase price paid by the investors for their Shares and the net tangible book value of the securities after the offering. The net tangible book value of a security is equal to our tangible net worth (tangible assets minus total liabilities) divided by the number of shares of the security outstanding. The following table illustrates the dilution on a per share basis of our Common Stock, and assumes the sale of all 200,000 Shares offered herein.

Investors' offering price per
share of Common Stock                        $0.25
Net Tangible book value per
share of Common Stock prior
to this offering                             $0.00

Increase to Common Stock's book
value attributable to sale of
the Shares offered herein                    $0.07

Pro Forma Net tangible book
value after this offering                         $0.07

Dilution to the Investors                              $0.18




           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Clockworks' Consolidated Financial Statements, including the
Notes thereto, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

Clockworks was organized on July 12, 1999. We intends to become engaged in the business of audio, video and graphics design and production, primarily utilizing digital format production
facilities.   Its design and production output will be intended
for use in production of musical, entertainment, educational and commercial CD's and CD-Roms, television and videotape programs, and graphics art and other images for print, broadcast, and for use in designing and constructing web pages on the Internet. Our mailing address is P.O. Box 6154, Scottsdale, Arizona 85261-6154, and our telephone number is (480) 424-6842.

PLAN OF OPERATIONS-IN GENERAL

Clockworks' plan of operations is to engage in digital audio and video graphics design and production.

During the twelve month period following our September 30, 2000 financial statements, Clockworks plans to satisfy its cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. There can be no assurance that Clockworks will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. Clockworks presently has no cash with which to satisfy any future cash requirements. Clockworks will need a minimum of $10,000 to satisfy its cash requirements for the next 12 months. In order to raise this minimum amount of capital, Clockworks depends on the success of this offering in selling at least 50% of the shares offered. We have not engaged in any private placements of our common stock to date. Clockworks will not be able to operate if it does not obtain equity financing. Clockworks has no current material commitments. Clockworks depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that Clockworks will be successful in raising the capital it requires.

Our minimum operating expenses are relatively low, and management expects that the majority of proceeds from these offerings can be invested in further development, promotion and advertising of the website, which should develop, within the next 12 months, sufficient gross revenues, estimated at $7,500 per month, to support minimum operating overhead of less than $1,000 per month. Clockworks does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. Clockworks expects to lease or purchase a digital video camera, digital video editing deck and non-linear editing system within the next twelve months. It does not anticipate any change in the number of its employees. Clockworks has no current material commitments. Clockworks has generated no revenue since its inception.


Clockworks is still considered to be a development stage company, which has generated no revenue to date, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Clockworks will be successful in raising the capital it requires through the sale of its common stock. Clockworks has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no product development or research and development costs.


                            BUSINESS
IN GENERAL


We intend to become engaged in the business of audio, video and graphics design and production, primarily utilizing digital
format production facilities.   Its design and production output
will be intended for use in production of musical, entertainment, educational and commercial CD's and CD-Roms, television and videotape programs, and graphics art and other images for print, broadcast, and for use in designing and constructing web pages on the Internet. Office space, equipment and other facilities are presently being contributed to us by another company controlled by the President. Our mailing address is P.O. Box 6154, Scottsdale, Arizona 85261-6154, and its telephone number is 480) 424-6842.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Clockworks' expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

CLOCKWORKS

The Clockworks Digital concept is a central production facility which combines the elements of audio, video and graphics production, using common operating systems and programs in a network so the different elements may be easily accessed and modified by different specialists within each of the disciplines, and conveniently combined for assembling and output in any of a variety of formats or mediums. Keeping the format of the media in digital technology will allow for easy storage and data
exchange processes, and permit simple synchronization.   Many of
the software programs utilized for graphics are also used in video production. Likewise, some of the most commonly used software in video production is compatible with that used for audio production, and this melding of the processes into a common system provides for continuity of the finished product regardless of the output format.

In some cases, we will design and produce materials for others on a fee, profit split, or other basis, and in other cases we will retain complete ownership of all rights to the works produced. Whenever possible, we will attempt to retain an ownership in the works produced, and some usage rights to elements of the work product.

     THE MARKET

We will tailor its programs, services and products to the educational, entertainment and commercial markets as they are coming together in the "new media", which is defined as the merging of cable television and the internet. This media will be digital in format, and will require an ever expanding amount of digitized programming to satisfy the growth of usage. The digital, high speed connection into homes on the growing fiber optic grids creates a demand for an ever broadening range of programming. The number of homes added to the fiber optic grid is increasing very rapidly, and that growth will continue to increase each year for at least the next ten years, providing a steady stream of new users to attract with innovative programs and program concepts. There are many other organizations in the digital production business. However, we believes that the advantages of having production facilities for a variety of disciplines under one network will provide a niche which will set we apart from some of the competition.

PRODUCTS

We intend to market our ability to produce graphic art, music and audio programs, and educational, entertainment and commercial video. Much of the production will be done totally "in-house" in that we will generate the production themselves for sale or use by others. In other instances we will be simply a provider of the facilities for those wishing to produce their own works in a digital, cross-platform environment. Facilities rentals are usually billed by the day or hour on a full production or ala
carte basis.    It is anticipated the amount of  production done
by or for other companies will grow as more equipment is acquired, more staff acquired or developed, and additional affiliations are arranged.

COMPETITION

     We will be competing with other organizations, which offer similar sites, and products, many of which are better financed and have been in the business of digital production longer than we. There are many other production facilities and producers available to we's target market, and we intends to target its efforts initially to only a small portion of the prospective market due to limited resources. We intend to offer where possible, a newer, more sophisticated array of equipment and software resources for production, specifically targeted to the producers and users who prefer to work in the digital environment. Many of the competitors in the business, by virtue of having been in the business longer, are still using analog equipment acquired earlier. Such equipment is, in most cases, not as efficient or precise as digital equipment. We intends to offer the use of its facilities to those competing producers who need to output digitally rather than in analog format.

GOVERNMENTAL REGULATION

The Company's business is not dependent upon one or a few major customers. Government approval is not necessary for the Company's business, and government regulations have no or only a negligible effect on their respective businesses.

EMPLOYEES

Clockworks presently employs its President, treasurer and Director, Tom E. Hays, and its Vice President, Secretary and
Director, Susan R. Hays, who each devote approximately 20 hours per week, on the business of Clockworks.

PROPERTIES

Clockworks has an oral agreement with Clockworks president for use of its office space, telephones, secretarial services, and equipment supplied free of charge to Clockworks.

PATENTS

Clockworks has no patents or trademarks.

LEGAL PROCEEDINGS

Clockworks is not subject to any pending litigation, legal proceedings or claims.


                         MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Clockworks serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Clockworks are as follows:

Person                             Office

Tom E. Hays, 60                              Director, President,
Treasurer

Susan R. Hays, 50                            Director, Vice
President/Secretary


Tom E. Hays. Mr. Hays is the President and Director of the Company, as well as an officer and owner of an interest in Platinum Pearls and Barking Frog Music Group. Mr. Hays conceived the various program elements, which comprise the Clockworks Digital concept Mr. Hays is an accomplished photographer, artist, and a published songwriter, music producer, cinematographer, graphic designer and video producer. In 1987, Mr. Hays took over leadership of an Oklahoma company engaged in the "quick oil change" business, turned that company into a profitable position, and took it public. That company operated 38 quick oil change auto service centers in Oklahoma, Texas and Arizona. Fourteen of those centers in Texas were sold to Jiffy Lube, nine in Oklahoma were sold to Avis Lube, and fifteen in Arizona were sold to SpeeDee Oil Change, all at a profit. In 1980, Mr. Hays was engaged in the oil and gas business, buying and brokering oil and gas mineral leases and generating drilling prospects, which he sold to oil and gas drilling companies. He founded Edgewater Energy Corporation and sponsored and was the general partner of five successful oil and gas drilling limited partnerships, which participated in the drilling, and discovery of over fifty oil and gas wells, many of which are still producing. In 1978, he founded "facts: Marketing and Economics Research Corporation" and developed a radio research product, "the Radio Audience Profile" which grew to service 105 radio markets across the United States. In 1971, he purchased United Concepts, Inc., an advertising agency, and managed both retail and industrial advertising accounts for a variety of clients. He established an in-house audio studio, a photo studio and a film processing facility, and produced and directed many award winning educational and commercial audio, video and print programs. Mr. Hays created a daily radio program named "The Oil and Gas Report" and syndicated it to 17 radio markets in the Southwest. In the mid-1960's he began producing music and successfully organized and promoted concerts and several charted pop singles. In 1960, he founded Midwest Optical, Inc., and opened a retail optical dispensary in Midwest City, Oklahoma, which expanded to three stores before selling to a larger chain of stores. Mr. Hays attended Phillips University in Enid, Oklahoma.


Susan R. Hays. Mrs. Hays is the current Vice President/ Secretary and Director of the Company, as well as an officer and owner of an interest of " Platinum Pearls . She has been the owner/operator of Brushstrokes Designs since 1981, which engages in the business of the design and marketing of hand painted needlepoint canvases, which are sold through hundreds of stores throughout the United States and Canada. Her designs are also found on greeting cards, pottery and other objects. From 1973 through 1981, she managed the offices of Fritzler, Knoblock and Wadley, an architectural firm. She has served on the Boards of Directors for Baja International Foods, Platinum Pearls, Inc., Channel One and Balloonies. Mrs. Hays attended Oklahoma State University.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid by us to its Chief Executive Officer and all other executive officers for services rendered to date. No salaries are being paid at the present time. There were no grants of options or SAR grants given to any executive officers during the current fiscal year.

 Annual Compensation
 -------------------
 Name and Position      Salary       Bonus     Deferred Salary
 -----------------      ------       -----     ---------------
 Tom Hays                 -0-         -0-              -0-
 Susan Hays               -0-         -0-              -0-

Clockworks has made no provisions for cash compensation to its officers and directors.

EMPLOYMENT AGREEMENTS

Clockworks has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Clockworks' board of directors.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Clockworks' Common stock as of September 30, 2000, by (I) each person known by Clockworks to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Clockworks, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.
                          Shares          Percent     Percent
                          Beneficially    Before      After
                          Owned           Offering   Offering
                          ------------    --------    --------
Name and Address
of Beneficial Owner
-------------------
Tom E. Hays(1)           500,000        97.08%         88.5%
P.O. Box 6154
Scottsdale, AZ 85261

Susan R. Hays(1)         500,000        97.08%         88.5%


Directors & Officers     500,000        97.08%         88.5%
 As A Group
____________________
(1) Tom E. Hays and Susan R. Hays are husband and wife and jointly own 500,000 shares.


CERTAIN TRANSACTIONS

In connection with organizing Clockworks, on July 12, 1999, Tom
E. Hays and Susan R. Hays were jointly issued 500,000 shares of restricted common stock in exchange for services, and the business plan of Clockworks, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial
information.   The amount of shares issued in exchange for the
business plan was arbitrary, as we have not yet established a market for our common stock, but the minimum value was estimated
to be $500.   Under Rule 405 promulgated  under the Securities
Act of 1933, Mr. and Mrs. Hays may both be deemed to be promoters of Clockworks. No other persons are known to Management that would be deemed to be promoters.

On November 1, 2000, Clockworks issued 15,000 shares of its common stock to Kenneth G. Eade, counsel to Clockworks, under
Section 4(2) of the Securities Act of 1933, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.


                    DESCRIPTION OF SECURITIES

The authorized capital stock of Clockworks consists of 25,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 700,000 shares of Common stock.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Clockworks' directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of Clockworks available for distribution to such holders upon liquidation.

All outstanding shares of Common stock are, and the Common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

There are approximately 3 shareholders of record as of the date of this prospectus.

PENNY STOCK STATUS

If and when it creates a market for its common stock, Clockworks' common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Clockworks' stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common stock is American Registrar & Transfer Co., 342 E. 900 South,
P.O. Box 1798, Salt Lake City, Utah 84110.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Clockworks will have 550,000 shares of Common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Clockworks), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Clockworks, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Clockworks without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Clockworks' shares of common stock. However, Clockworks' market maker, National Capital, will file an application for a quotation with the NASD Bulletin Board, contingent upon the effectiveness of the registration statement of which this prospectus is a part. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, Florida, Colorado, Arizona, Oklahoma, Tennessee, Idaho, and in the district of Columbia. The offering is self underwritten by Clockworks, which offers the Shares directly to investors through its officers and directors, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Clockworks. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate on January 31, 2002.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

We have not applied for a quotation, but have an oral agreement with National Capital, LLC to file a Form 211 with the NASD for a quotation of our securities. There is no established public market for Clockworks' common stock, and the offering price has been arbitrarily determined. There can be no assurance that a public market for the common stock will ever develop.

The first $5,500 in capital raised from this offering will be used to pay the costs of the offering. Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account. There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

                         LEGAL MATTERS

The validity of the Common stock offered will be passed upon for Clockworks by Kenneth G. Eade, Santa Barbara, California.

                           EXPERTS

The Financial Statements of Clockworks as of September 30, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for Clockworks, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                   ADDITIONAL INFORMATION

Clockworks has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities.

This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW,
Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Clockworks will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


[CAPTION]
                    Clockworks Digital, Inc.
                 (A Development Stage Company)
                         Balance sheet
                    As of September 30, 2000


ASSETS
Current Assets:
  Cash                                      $  500
    Total Current Assets                       500

TOTAL ASSETS                                $  500

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
  Advances from officer                     $  500
    Total Current Liabilities                  500


Stockholders' Equity:
"  Common stocks , $.001 par value"
"    Authorized shares-25,000,000"
    Issued and oustanding shares            $  500
    Retained deficit                          (500)
      Total Stockholders' Equity                 -

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $  500

[CAPTION]
Clockworks Digital, Inc.
(A Development Stage Company)
Statement of Operation
For  the nine months ended September 30, 2000 and
For the period July 12, 1999(inception) through September 30,
2000


                               Current             Cumulative
                               Period              During
                               September 30, 2000  Development
                                                   Stage
                               ------------------  -----------

Income                              $     -        $     -

                                          -              -

      Total  Income                       -              -


Operating Expenses                        -              -

    General and administrative expenses   -            500

                                          -              -

      Total Expenses                      -            500
Net income (loss)                  $      -        $  (500)


[CAPTION]
Clockworks Digital, Inc.
(a Development Stage Company)
Statements of Cash Flows
For the nine months ended September 30, 2000 and
For the period July 12, 1999(inception) through September 30,
2000

                                                     Cumulative
                                      Current        During
                                      Period         Development
                                      September 30,  Stage
                                      2000
                                      -------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                            $      -         $ (500)

  Adjustments to reconcile net loss to
      net cash used by operating activities:

NET CASH USED BY OPERATING ACTIVITIES        -          (500)

CASH FLOWS FROM FINANCING ACTIVITIES
  Stocks issued for cash                                  500
  Advances from officer                                   500

NET CASH PROVIDED  BY FINANCING ACTIVITIES   -          1,000


INCREASE (DECREASE) IN CASH                  -            500


BEGINNING CASH                               -              -

ENDING CASH                           $      -          $ 500

Clockworks Digital, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period July 12, 1999 (inception) through September 30, 2000

                                       Number                         Accumulated
                                       of           Common            Deficit
                                       Shares       Stock             During
                                       Outstanding  at Par Value      Development Stage
                                       -----------  ------------      -----------------
Common stocks issued for
 organizational expenses                500,000     $     500
Net loss - December 31, 1999                        $   ( 500)
Balance at December 31, 1999            500,000           500               (500)
Balance at September 30, 2000           500,000     $     500              $(500)

            -----------------------------------------------------------------
            -----------------------------------------------------------------

No dealer, salesperson, or other person has been authorized to give any information or to make any representations in connection with this offering other than contained in this prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by Clockworks.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or solicitation of any offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful.  The information in this prospectus may be accurate only on the date of this prospectus, even if this prospectus is delivered to you or you buy common
stock after that date.  Until   ________, 2000 (25 days after the commencement of this
offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

                                 ------------------------

[CAPTION]
                       TABLE OF CONTENTS

                                                      PAGE
                                                    ---------
Prospectus Summary..............................        1
Risk Factors....................................        3

Use of Proceeds.................................        12
Dividend Policy.................................        13
Price Range of Securities.......................        13
Capitalization..................................        13
Dilution........................................        14
Selected Financial Data.........................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        14
Business........................................        17
Management......................................        27
Certain Transactions............................        29
Principal Stockholders..........................        30
Description of Securities.......................        30
Shares Eligible for Future Sale.................        32
Plan of Distribution............................        33
Legal Matters...................................        34
Experts.........................................        34
Index to Financial Statements...................        35


[CAPTION]
                    Clockworks Digital, Inc.
                 200,000SHARES OF Common stock
                          -------------

                           Prospectus

                          -------------

                       _________________, 2001

----------------------------------------------------------------
-----------------------------------------------------------------

                           PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

NEVADA STATUTES

NRS 78.751 provides that the Company may provide in its articles of incorporation, by laws or by agreement, to indemnify the Company's officers and directors and affects their liability in that capacity, for any and all costs incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the statute:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

             ARTICLES OF INCORPORATION AND BY-LAWS

The Company's By-laws do not provide for indemnification of officers or directors. Article XI if its Articles of Incorporation, as amended, provides to limit the liability of officers and directors for damages for breach of fiduciary duty unless the act of omission involves intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of NRS 78.300.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration
Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...................................$    13.20
Printing and engraving expenses........................$   500
Accounting fees and expenses...........................$ 1,000
Legal fees and expenses (other than Blue Sky)........  $ 1,986.80
Blue sky fees and expenses
(including legal and filing fees)..................... $ 1,000
Miscellaneous......................................... $ 1,000
                                                       ----------
    Total........  ................................... $5,500
                                                       ==========
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In connection with organizing Clockworks, on July 12, 1999, Tom
E. Hays and Susan R. Hays were jointly issued 500,000 shares of restricted common stock in exchange for services, and the business plan of Clockworks, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial
information.   The amount of shares issued in exchange for the
business plan was arbitrary, as we have not yet established a market for our common stock, but the minimum value was estimated
to be $500.   Under Rule 405 promulgated  under the Securities
Act of 1933, Mr. and Mrs. Hays may both be deemed to be promoters of Clockworks. No other persons are known to Management that would be deemed to be promoters.



On November 1, 2000, Clockworks issued 15,000 shares of its common stock to Kenneth G. Eade, counsel to Clockworks, under
Section 4(2) of the Securities Act of 1933, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration Statement:

  EXHIBIT
  NUMBER                 DESCRIPTION
-----------             -------------------------------------

       3.1              Articles of Incorporation
       3.4              By-Laws
       4.1              Form of Common stock Certificate
       5.1              Opinion of Kenneth G. Eade, Esq.,
                        Attorney at Law (including  consent)
       6.1              Specimen of Stock Certificate
      23.1              Consent of Independent Accountant
      23.2              Consent of Kenneth G. Eade
                        (filed as part of Exhibit   5.1)

                    ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement to:

        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Clockworks pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Clockworks has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by Clockworks of expenses incurred or paid by a director, officer or a controlling person of Clockworks in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Clockworks will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Clockworks under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on February 9, 2001.


Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

      Clockworks Digital, Inc.

      /s/ Tom R. Hays
 By______________________________________________
 Tom R. Hays, President and Director
 Date: February 9, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

    /s/ Tom R. Hays
 ____________________________________________________
 Tom R. Hays, Treasurer/Director
 Date: February 9, 2001

[CAPTION]
Exhibit 3.1
ARTICLES OF INCORPORATION
OF CLOCKWORKS DIGITAL, INC.

     The undersigned, to form a Nevada corporation,

CERTIFIES THAT:

     I.  NAME:  The name of the corporation is:

     CLOCKWORKS DIGITAL, INC.

     II. PRINCIPAL OFFICE: The name and address of the registered agent of this corporation within the State of Nevada is Corporate Services Center, Inc., 1475 Terminal Way, Suite E, Reno, Nevada 89502; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, within the State of Nevada, as well as without the State of Nevada.

     III.  PURPOSE:  The purpose for which this corporation is
formed is:          To engage in any lawful activity.

     IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be TWENTY FIVE THOUSAND DOLLARS ($25,000.00), consisting of Twenty Five Million (25,000,000) shares of common stock with a par value of $.001 per share.

     V. INCORPORATOR: The name and post office address of the incorporator signing these Articles of Incorporation is as follows:
          NAME                          POST OFFICE ADDRESS
     Tom E. Hays                        P.O. Box 4553
                                        Scottsdale, Arizona 85261
     VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first board shall consist of one director.

     So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be fewer than three, but not fewer than the number of shareholders. Otherwise, the number of directors shall not be fewer than three.

     Subject to the foregoing limitations, the number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as provided in the By-Laws of this corporation.

     The name and post office address of the director constituting the first Board of Directors is as follows:

          NAME                          POST OFFICE ADDRESS
     Tom E. Hays                        P.O. Box 4553
                                        Scottsdale, Arizona 85261

     VII. STOCK NON-ASSESSABLE: The capital stock or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

     VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

     IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

     X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

     THE UNDERSIGNED, being the incorporator hereinbefore named for the purposed of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set his hand this _30____ day of June, 1999.

                              /s/ Tom E. Hays
                              -------------------
                                  Tom E. Hays

STATE OF ARIZONA    )
                    )  ss.
COUNTY OF MARICOPA  )

     On this _30_ day of __June________, 1999, before me, a Notary

Public, personally appeared Tom E. Hays who acknowledged he

executed the above instrument.


/s/ Brad Knox
-------------------
   Notary Public

[CAPTION]
EXHIBIT 3.4
                            BY-LAWS
                               OF
                    Clockworks Digital, Inc.

                      ARTICLE I - OFFICES

          The principal office of the corporation in the State of Nevada shall be located at 1475 Terminal Way, Suite E, in the city of Reno, County of Washoe. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.


                   ARTICLE II - STOCKHOLDERS


1.   ANNUAL MEETING.

     The annual meeting of the stockholders shall be held in the month of July in each year, beginning with the year 1994, at a date and time to be specified by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.   SPECIAL MEETINGS.

          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than twenty-five (25) per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.   PLACE OF MEETING.

          The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.   NOTICE OF MEETING.

     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.   CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

          For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty
(20) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting.
In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.   VOTING LISTS.

     The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.   QUORUM.

          At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.   PROXIES.

          At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9.   VOTING.

          Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10.  ORDER OF BUSINESS.

The order of business at all meetings of the stockholders, shall be as follows:

          1.   Roll Call.

          2.   Proof of notice of meeting or waiver of notice.

          3.   Reading of minutes of preceding meeting.

          4.   Reports of Officers.

          5.   Reports of Committees.

          6.   Election of Directors.

          7.   Unfinished Business.

          8.   New Business.

11.  INFORMAL ACTION BY STOCKHOLDERS.

     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

                ARTICLE III - BOARD OF DIRECTORS


1.   GENERAL POWERS.

          The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.   NUMBER, TENURE AND QUALIFICATIONS.

          The number of directors of the corporation shall be set by the board, but shall not exceed seven (7). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.   REGULAR MEETINGS.

          A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.   SPECIAL MEETINGS.

          Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.   NOTICE.

     Notice of any special meeting shall be given at least five
(5) days previously thereto by written notice delivered personally, or by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.   QUORUM.

     At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.   MANNER OF ACTING.

     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.   NEWLY  CREATED DIRECTORSHIPS AND VACANCIES.

     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the un-expired term of his predecessor.

9.   REMOVAL OF DIRECTORS.

     Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.  RESIGNATION.

     A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.  COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.  PRESUMPTION OF ASSENT.

     A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.  EXECUTIVE AND OTHER COMMITTEES.

     The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.


                     ARTICLE IV - OFFICERS


1.   NUMBER.

          The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.   ELECTION AND TERM OF OFFICE.

          The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


3.   REMOVAL.

          Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.   VACANCIES.

          A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the un-expired portion of the term.

5.   PRESIDENT.

          The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.   VICE-PRESIDENT.

          In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

7.   SECRETARY.

          The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8.   TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9.   SALARIES.

          The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


       ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS


1.   CONTRACTS.

     The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.   LOANS.

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.   CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.   DEPOSITS.

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.



    ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER


1.   CERTIFICATES FOR SHARES.

     Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.   TRANSFERS OF SHARES.

          (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

          (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                   ARTICLE VII - FISCAL YEAR


     The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                    ARTICLE VIII - DIVIDENDS


     The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                       ARTICLE IX - SEAL


          The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".


                  ARTICLE X - WAIVER OF NOTICE


          Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                    ARTICLE XI - AMENDMENTS


          These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

[CAPTION]
Exhibit 4.1
SPECIMEN OF Common stock CERTIFICATE

[________]NUMBER
 SHARES[________]
 AUTHORIZED Common stock; 25,000,000 SHARES PAR VALUE $.001 NOT
VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER
THE LAWS OF THE STATE OF CALIFORNIA Common stock CUSIP

 THIS CERTIFIES THAT

IS THE RECORD HOLDER OF SHARES OF Clockworks Digital, Inc. Common stock
TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY
AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY
ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER
AGENT AND  REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

                          [SEAL OF Clockworks Digital, Inc.]
/s/ Tom E. Hays
----------------------
Tom E. Hays, President

/s/ Susan R. Hays
------------------------
Susan R. Hays, Secretary


 By: Richard M. Day
 American Registrar and Transfer Company
 Salt Lake City, UT 84107

This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) , or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____ TEN ENT - as tenants by the entireties
  (Cust) (Minor) JT TEN - as joint tenants with right under Uniform Gifts to Minors of survivorship and not as Act
 ________________________ tenants in common
   (State)
Additional abbreviation may also be used though not in above list.

FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------------------------------
________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
________________________________________________________ ______
_______________________________________________________________
______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

[CAPTION]
EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

February 8, 2001

Board of Directors
Clockworks Digital, Inc.
Post Office Box 6154
Scottsdale, AZ 85261

     Re: Clockworks Digital, Inc.

Gentlemen:

The undersigned is counsel for Clockworks Digital, Inc.. I have been requested to render an opinion on the tradeability of the 50,000 shares of Clockworks proposed to be sold pursuant the Clockworks' Registration Statement on Form SB-2. In rendering this opinion, I have reviewed Clockworks' Registration on Form

SB-2, company articles of incorporation and by laws and other corporate documents. All representations made to me in Clockworks documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. Clockworks is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by Clockworks have been reserved and are duly and properly approved by Clockworks' Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Clockworks'
Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

/Kenneth G. Eade/
KENNETH G. EADE


[CAPTION]
EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of the independent accountant's report dated September 30, 2000 and the related statements of income, stockholder's equity, and cash flows for the period then ended in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.

/Rogelio G. Castro/
Rogelio G. Castro
Certified Public Accountant

Oxnard, California
February 8, 2001

EXHIBIT
[CAPTION]
SUBSCRIPTION AGREEMENT
Clockworks Digital, Inc.
Post Office Box 6154
Scottsdale, AZ 85261

Gentlemen:

The undersigned represents as set forth below and subscribes to purchase ________Shares at $.25 per Share, for $_______________,
subject to your acceptance of this subscription.   There is no
minimum contingency and proceeds may be used at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_______
The State of Arizona _______
The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated, P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security